UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2007

Plexus Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin		54957-0156
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-722-3451

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2007, F. Gordon Bitter, age 64, informed the Plexus Board of Directors that he intends to retire as Chief Financial Officer of Plexus in 2007.

Also on May 10, 2007, the Board elected Ginger Jones as an executive officer of Plexus and named her as successor to Plexus' Chief Financial Officer position. Ms. Jones, age 42, joined Plexus as its Vice President-Finance in April 2007. Ms. Jones served as Vice President, Corporate Controller for five years at Banta Corporation. Further employment history and background information is included in Plexus' press release included as Exhibit 99.1. Her election to the Chief Financial Officer position will not occur until Mr. Bitter's retirement from that position. The terms of her engagement as Chief Financial Officer will be determined and provided at that time.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Plexus Press Release dated May 14, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plexus Corp.

May 14, 2007	By:	Angelo M. Ninivaggi

Name: Angelo M. Ninivaggi
Title: Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Plexus Press Release dated May 14, 2007